SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported)  December 2, 1996

                          BALCOR PENSION INVESTORS-IV
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                           Exact Name of Registrant


Illinois                                0-11699
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3202727
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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Perimeter 400 Center

In 1983, the Partnership and three affiliates (the "Participants") funded a $37,000,000 first mortgage loan collateralized by the Perimeter 400 Center, Fulton County, Georgia. The Partnership's share of the loan was $5,685,366 for a participating percentage of 15.37%. In 1991, in exchange for a release of its obligations under the loan, the borrower conveyed title to the property to a general partnership consisting of the Participants (the "General Partnership") in which each Participant holds an interest equal to its participating percentage in the loan.

On December 2, 1996, the General Partnership contracted to sell the property for a sale price of $40,700,000 to an unaffiliated party, Devon Properties, Inc., a New York corporation. The purchaser has deposited $750,000 into an escrow account as earnest money. The remainder of the sale price will be payable in cash at closing, scheduled for December 19, 1996. From the proceeds of the sale, the General Partnership will pay $814,000 as a brokerage commission to an affiliate of the third party providing property management services for the property and will receive the remaining proceeds of approximately $39,886,000. Of such proceeds, $1,750,000 will be retained by the General Partnership and will not be available for use or distribution by the General Partnership until nine months after the closing. The Partnership's share of the total proceeds will be approximately $6,130,000, less the Partnership's share of closing costs. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the General Partnership for actual expenses incurred in connection with the sale.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.


 ITEM 5.  OTHER EVENTS
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(a)  Colony Apartments

As previously reported, on September 26, 1996, the Partnership contracted to sell Colony Apartments, Chapel Hill, Maryland, to an unaffiliated party, Colony Apartments Chapel Hill Limited Partnership, a Maryland limited partnership, for a sale price of $7,100,000. The closing was extended and the sale closed on November 26, 1996. From the proceeds of the sale, the Partnership repaid the outstanding balance of the first mortgage loan of $3,383,341 and paid a prepayment penalty of $67,667, closing costs of $23,671, $142,000 to an unaffiliated party as a brokerage commission and $88,750 to an affiliate of the third party providing property management services for the property as a fee for services rendered in connection with the sale of the property. The Partnership received the remaining proceeds of $3,394,571.

(b)  Del Lago Apartments

As previously reported, on August 29, 1996, the Partnership contracted to sell Del Lago Apartments, Tampa, Florida, to an unaffiliated party, Alliance Holdings, L.L.C., an Illinois limited liability company. The purchaser assigned its rights under the agreement of sale to an affiliate, Alliance OG Portfolio L.P., an Illinois limited partnership, and the sale closed on November 14, 1996. The sale price was $2,800,000. From the proceeds of the sale, the Partnership paid closing costs of $27,500, $112,000 to an unaffiliated party as a brokerage commission and $35,000 to an affiliate of the third party providing property management services for the property as a fee for services rendered in connection with the sale of the property. The Partnership received the remaining proceeds of $2,625,500.

c)  Palm View Apartments

As previously reported, on September 17, 1996, the Partnership contracted to sell Palm View Apartments, St. Petersburg, Florida, to an unaffiliated party, Housing Systems, Incorporated, a Georgia corporation, for a sale price of $6,500,000. The purchaser assigned its rights under the agreement of sale to an affiliate, H & G Partnership Limited Partnership, a Georgia limited partnership, and the sale closed on December 9, 1996. From the proceeds of the sale, the Partnership repaid the outstanding balance of the first mortgage loan of $2,782,063 and paid a prepayment penalty of $55,641, closing costs of $45,636, $162,500 to an unaffiliated party as a brokerage commission and $81,250 to an affiliate of the third party providing property management services for the property as a fee for services rendered in connection with the sale of the property. The Partnership received the remaining proceeds of $3,372,910. Of such proceeds, $50,000 is being retained by the Partnership and will not be available for use or distribution by the Partnership until 90 days after closing.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) Agreement of Sale and attachment thereto relating to the sale of Perimeter 400 Center, Fulton County, Georgia.

          (99) Second Amendment to Agreement of Sale relating to the sale of Colony Apartments, Chapel Hill, North Carolina.

          No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.

Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                    BALCOR PENSION INVESTORS-IV

                    By: Balcor Mortgage Advisors-III, an Illinois general partnership, its general partner

                         By:  RGF-Balcor Associates-II, an Illinois
                              general partnership, a partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:   /s/ Jerry M. Ogle
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                                   Jerry M. Ogle, Vice President
                                   and Secretary


Dated:  December 17, 1996
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